FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2006

VoIP, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-28985	75-2785941
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12330 SW 53rd Street, Suite 712, Ft. Lauderdale, Florida 33330

(Address of principal execute offices, including zip code)

(954) 434-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Warrant Re-Pricing

On May 22, 2006, Registrant entered into a Modification and Amendment Agreement with its principal lenders to modify certain provisions of the Convertible Notes issued in January and February 2006 in the aggregate principal amount of $8,318,284 (the “Notes”). Such changes, among other things, extend the first repayment date to August 15, 2006, amend the minimum price for payment of the outstanding Convertible Notes in shares of common stock from $1.00 to $0.80, amend the Fixed Conversion Price from $1.318 to $1.00, and permit the payment of liquidated damages of $166,366 for failing to have the resale registration statement declared effective by the required date to be made in shares of common stock at $1.00 per share. The investors agreed to exercise warrants to purchase 3,569,792 shares of common stock for an amended warrant exercise price of $0.78, resulting in the receipt by the Company of approximately $2.8 million. The Company then agreed to issue warrants to purchase a like number of shares to the investors, entitling them purchase such shares for $0.80 per share for five years. The Modification and Amendment Agreement is attached as Exhibit 10.4.

Employment Agreements

Agreement with Mr. Gary Post

On May 19, 2006, VoIP, Inc. (the “Company”) entered into an employment agreement (the “Post Employment Agreement”) with Mr. Gary Post, the new President and Chief Executive Officer of the Company, to be effective as of May 15, 2006. The Post Employment Agreement is for a term of three years (unless terminated earlier pursuant to its terms ). Mr. Post will receive a salary of $16,667 per month through December 31, 2006, increasing to $18,000 per month on January 1, 2007. Upon execution of the Post Employment Agreement, Mr. Post was issued 300,000 shares of restricted common stock, warrants to purchase 1,500,000 shares of the Company’s common stock at a purchase price of $1.00 per share, and non-qualified stock options to purchase 1,500,000 shares at $1.00 per share. Mr. Post will also be able to receive option grants on a yearly basis, as determined by the Board of Directors, with reference to the profitability of the Company and such other measures as the Board of Directors may agree. Mr. Post will be eligible to participate in the Company’s various benefit plans that are available to other executive officers of the Company. Mr. Post will be entitled to receive severance payments if his employment is terminated in certain circumstances. The Post Employment Agreement contains customary confidentiality and non-competition covenants. The above summary is qualified in its entirety by reference to the complete text of the Post Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Agreement With Mr. Robert Staats

On May 17, 2006, the Company entered into an employment agreement (the “Staats Employment Agreement”) with Mr. Robert V. Staats, the new Chief Accounting Officer of the Company. The Staats Employment Agreement is for a term of three years (unless terminated earlier pursuant to its terms). Mr. Staats will receive a salary of $11,666.67 per month through December 31, 2006, increasing to $12,916.67 per month on January 1, 2007. Upon execution of the Staats Employment Agreement, Mr. Staats was issued 100,000 shares of restricted common stock (in addition to options he currently holds to purchase 100,000 shares of common stock) and, for a period of six months, on a monthly basis, warrants to purchase 25,000 shares of the Company’s common stock at a purchase price equal to the closing price of the common stock at the end of each such month (for an aggregate of 150,000 shares). The shares underlying such warrants have “piggy-back” registration rights, beginning on the first anniversary date of their issuance. Mr. Staats will also be able to receive option grants on a yearly basis, as determined by the Board of Directors, with reference to the profitability of the Company and such other measures as the Board of Directors may agree. Mr. Staats will be eligible to participate in the Company’s various benefit plans that are available to other executive officers of the Company. Mr. Staats will be entitled to receive severance payments if his employment is terminated in certain circumstances. The Staats Employment Agreement contains customary confidentiality and non-competition covenants. The above summary is qualified in its entirety by reference to the complete text of the Staats Employment Agreement, a copy of which is filed as Exhibit 10.2 hereto.

Employment with Mr. David Ahn

On May 19, 2006, the Company entered into an employment agreement (the “Ahn Employment Agreement”) with Mr. David Ahn, the new Vice President - Corporate Planning of the Company, to be effective May 15, 2006. The Ahn Employment Agreement is for a term of three years (unless terminated earlier pursuant to its terms). Mr. Ahn will receive a salary of $8,500 per month through December 31, 2006, increasing to $10,000 per month on January 1, 2007. Upon execution of the Ahn Employment Agreement, Mr. Ahn was issued warrants to purchase 500,000 shares of common stock and options to purchase 500,000 shares of the Company’s common stock at a purchase price equal to $1.00 per share. Mr. Ahn will also be able to receive option grants on a yearly basis, as determined by the Board of Directors, with reference to the profitability of the Company and such other measures as the Board of Directors may agree. Mr. Ahn will be eligible to participate in the Company’s various benefit plans that are available to other executive officers of the Company. Mr. Ahn will be entitled to receive severance payments if his employment is terminated in certain circumstances. The Ahn Employment Agreement contains customary confidentiality and non-competition covenants. The above summary is qualified in its entirety by reference to the complete text of the Ahn Employment Agreement, a copy of which is filed as Exhibit 10.3 hereto

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 19, 2006, the Company underwent a reorganization of its executive management. In connection therewith, Mr. B. Michael Adler resigned as Chief Executive Officer, Mr. Hal Bibee resigned as President, and Mr. Gary Post was appointed President and Chief Executive Officer and as a director to fill a vacancy (see Item 1.01, above). In addition, Mr. David Sasnett resigned as Chief Financial Officer, and Mr. Robert V. Staats was appointed as Chief Accounting Officer (see Item 1.01, above). Further, Mr. David Ahn was appointed the new Vice President - Corporate Planning (see Item 1.01 above). The Company intends to enter into a Consulting Services Agreement with Mr. Sasnett to provide part-time financial consulting services to the Company through August 19, 2006.

Mr. Post, age 57, became the Company’s President and CEO effective May 2006. He also serves as Chairman of the Board of the Company. Since 1999, Mr. Post has been a Managing Director and investment Principal of Ambient Advisors, LLC, a venture investment and management company. In his capacity as Managing Director at Ambient Advisors, Mr. Post has acted as an interim Chief Executive Officer and/or a Director for two private early to mid stage companies that Ambient had invested in, since April 2002 at OPMI Funding, Inc., a company that acquired in July 2002 the assets of Opticon Medical, Inc., a public medical device company. Since March 2006, he has also been a Director of Oxis International, inc., (OXIS:BB). Prior to Ambient, he served as First Vice President at Drexel Burnham Lambert, Vice President at Kidder Peabody, Managing Director as Houlihan, Lokey, Howard and Zukin and Director of Research and Consultant at McKinsey & Company. Mr. Post holds a MBA from the U.C.L.A. Graduate School of Management and an A.B. in Economics from Stanford University.

Mr. Staats, age 52, has been the Director of Finance of the Company’s Caerus unit since June 2005. Mr. Staats brings nearly 30 years of financial management experience to the Company, including during the past six years, CFO and Controller responsibilities at three startup telecommunications companies (including the Company). From 1996 to 2000, Mr. Staats was the Director, Finance at the telecommunications company Electric Lightwave, Inc. Before that, at PacifiCorp (then a $3.4 billion company) he was Director of Financial Reporting and Accounting, responsible for consolidated financial statements and SEC reporting. Mr. Staats also has five years’ experience with KPMG Peat Marwick. He graduated, with high honors, from the University of Washington with a bachelor’s degree in Accounting, and is a member of the Washington Society of Certified Public Accountants, and the American Society of Certified Public Accountants.

Mr. Ahn, age 29, was Vice President of Finance for OccMeds Billing Services, Inc. from August 2004 to April 2006 where he was responsible for creating internal budgets and financial models as well as managing internal and external financial controls. From 2001 to 2005, while working at Ambient Advisors, LLC, a venture investment and management company, Mr. Ahn was responsible for managing the financial planning and modeling for its client and portfolio companies. Mr. Ahn’s previous experience includes positions at various venture investment firms and investment banks, including FGII Partners, Merrill Lynch, and Wit Soundview. He graduated, with honors, from Harvard University with an AB degree in Economics.

Item 7.01 Regulation FD Disclosure

On May 23, 2006, the Company issued a press release announcing the management reorganization discussed herein. Such press release is contained in Exhibit 99.1 hereto, which is being furnished, and shall not be deemed to be “filed”, with the SEC. Such exhibit shall not be incorporated by reference into any filing of the Company with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 8.01 Other Events

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1	Employment Agreement, effective May 15, 2006, between the Company and Mr. Gary Post

10.2	Employment Agreement, dated May 17, 2006, between the Company and Mr. Robert Staats

10.3	Employment Agreement, effective May 15, 2006, between the Company and Mr. David Ahn

10.4	Modification and Amendment Agreement

99.1	Press Release issued May 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2006	VOIP, Inc. (Registrant)

	By:	/s/ Gary Post
Gary Post
Chief Executive Officer

EXHIBIT INDEX

10.1	Employment Agreement, effective May 15, 2006, between the Company and Mr. Gary Post

10.2	Employment Agreement, dated May 19, 2006, between the Company and Mr. Robert Staats

10.3	Employment Agreement, effective May 15, 2006, between the Company and Mr. David Ahn

10.4	Modification and Amendment Agreement

99.1	Press Release issued May 23, 2006